EXHIBIT 32(a)

CERTIFICATION

        Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Brinker International, Inc. (the "Company"), hereby certifies that the Company's Quarterly Report on Form 10-Q for the quarter ended March 24, 2004 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 7, 2004	By: /s/ Douglas H. Brooks
Douglas H. Brooks
President and
Chief Executive Officer
(Principal Executive Officer)